NEWS RELEASE
Arlo Reports First Quarter 2026 Results

Record subscriptions and services revenue of $90 million, growing 31% year over year

Annual recurring revenue (ARR)(1) of $357 million, growing 29% year over year

Record GAAP gross margin of 48%, growing 400 basis points and record non-GAAP gross margin(2) of 50%, growing 460 basis points

Record GAAP net income of $15 million and record adjusted EBITDA(2) of $30 million; adjusted EBITDA margin of 20%

Record GAAP EPS of $0.14 and record non-GAAP EPS of $0.28

Carlsbad, California – May 7, 2026 – Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security platform company, today reported financial results for the first quarter ended March 29, 2026.

“Our strong momentum continued into 2026 as Arlo delivered outstanding financial results in the first quarter, generating exceptional revenue growth and profitability. Record subscriptions and services revenue of $90 million and ARR of $357 million both grew by about 30%. Accelerating profitability resulted in adjusted EBITDA of $30 million and non-GAAP earnings per share of $0.28 which both grew by over 85% year over year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Sustained operational excellence in our core business enabled us to confidently leverage our capital allocation program to expand into new market opportunities as evidenced by our acquisition of Aloe Care in April. We believe these types of inorganic opportunities combined with the scale of our strategic partnerships will provide additional durable growth vectors on our path to surpass our long-range targets early.”

Financial Summary

•Record subscriptions and services revenue of $90.1 million, an increase of 30.9% year over year, accounting for 59.9% of total revenues.
•Ended with ARR of $356.9 million, growing 29.2% year over year.
•GAAP subscriptions and services gross margin of 83.7% and record non-GAAP subscriptions and services gross margin of 85.4%; up 150 and 230 basis points year over year, respectively.
•Record GAAP gross margin of 48.3% and record non-GAAP gross margin of 50.1%; up 400 and 460 basis points year over year, respectively.
•Record adjusted EBITDA of $30.4 million, up 85.3% year over year with adjusted EBITDA margin of 20.2%.
•Record GAAP EPS of $0.14 and record non-GAAP EPS of $0.28.
•Cumulative paid accounts increased to 6.0 million, growing 22.6% year over year.
•Free cash flow (FCF)(3) of $25.4 million with FCF margin of 16.9%.
•Cash and cash equivalents and short-term investments of $167.5 million, up $14.4 million year over year.

Business Highlights

•Acquisition of Aloe Care Health to accelerate the expansion of our AI-powered services for aging-in-place care in collaboration with health providers, patients, and their families.
•Surpassed 6 million paid accounts, a significant milestone in our long-range plan to reach 10 million paid accounts.
•Repurchased $8.0 million of common stock during the first quarter, as part of a recent newly authorized stock repurchase program of $50 million of our shares.
•Recorded a gain from the sale of our strategic investment in Origin Wireless of $6.4 million resulting in a 51% return.

	Three Months Ended
	March 29, 2026	December 31, 2025	March 30, 2025
	(In thousands, except percentage and per share data)
Revenue	$150,382	$141,297	$119,066
GAAP gross margin	48.3%	46.4%	44.3%
Non-GAAP gross margin (2)	50.1%	47.8%	45.5%
GAAP earnings (loss) per share - basic	$0.14	$0.05	$(0.01)
Non-GAAP EPS - diluted (2)	$0.28	$0.22	$0.15
_________________________
(1)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

(2)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

(3)     FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

The second quarter 2026 Outlook (4) (5)

A reconciliation of our outlook on a GAAP and non-GAAP basis is provided for the three months ended June 28, 2026 in the following table:

	Revenue	EPS - diluted
(In millions, except per share data)
GAAP	$145 - $155	$0.00 - $0.06
Adjustments for stock-based compensation expense and others	—	$0.17
Non-GAAP	$145 - $155	$0.17 - $0.23
_________________________
(4)    The outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

(5)    The current global tariff environment is uncertain. Our products are manufactured outside the U.S., and consequently tariffs increase our product costs, which could impact our sales and reduce our product margin. The outlook ranges include the impact of our current estimate on tariff costs.

Investor Conference Call / Webcast Details

Arlo will review the first quarter 2026 results and discuss management’s expectations for the second quarter 2026 today, Thursday, May 7, 2026 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation, a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (800) 715-9871. The international dial-in number for the live audio call is (646) 307-1963. The conference ID for the call is 5685809. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo's deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo's cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. Arlo has recently launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription service, Arlo Secure.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users' personal information private and in their control. Arlo provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2026 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability, GAAP and non-GAAP gross margins, adjusted EBITDA and adjusted EBITDA margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; strategic objectives and initiatives; expectations regarding the accelerated expansion of our AI-powered services for aging-in-place care and the expansion of our presence in the AI-driven smart home security market; expectations regarding the anticipated benefits, synergies and value creation from our recent acquisitions, including the acquisitions of Aloe Care and Canary, and the successful integration thereof; expectations regarding the realization of returns on our strategic investments, including the disposition of our investment in Origin Wireless; expectations regarding our ability to combine our strategic opportunities with the scale of our strategic partnerships to provide additional growth vectors on our quest to surpass our long-range targets early; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and high interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings; we may fail to successfully integrate acquired businesses, technologies or personnel, or to realize the anticipated benefits, synergies or cost savings from our recent acquisitions; we may experience difficulties retaining key employees of acquired companies; the costs and management attention associated with the integration of acquired businesses may be greater than anticipated; and we may not realize the expected returns on our future strategic investments, if any. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Under the current U.S. administration, tariffs, and retaliatory tariffs imposed by other nations, have created a dynamic and unpredictable trade landscape, which is adversely impacting, and may continue to adversely impact, our business. Current or future tariffs impacting our products, which are manufactured outside of the United States, have raised and may further raise our product costs. In addition, other trade restrictions could negatively impact our ability to obtain finished products from our ex-U.S. manufacturers and suppliers and, therefore, delay or impede our product deliveries. Tariff-related cost pressures and supply chain disruptions may lead to reputational harm if we are unable to deliver products or services on expected timelines or if any price increases are poorly received by customers or business partners. Furthermore, ongoing uncertainty regarding trade disputes and other political tensions between the United States and other countries, including in Asia, may also exacerbate unfavorable macroeconomic conditions, which may negatively impact international customer demand for our products or services and may lead to increased preference for local competitors. While we continue to monitor these developments, the full impact of these risks remains uncertain, and any prolonged economic downturn, escalation in trade tensions or deterioration in international perception of U.S.-based companies could materially and adversely affect our business, results of operations and financial condition.

Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

To supplement our unaudited financial data prepared on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income and non-GAAP earnings per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, acquisition-related expense, gain on sale of long-term investment, amortization of software development cost, depreciation expenses, and the related tax effects. In addition, we use free cash flow as a non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business.

These non-GAAP measures are not in accordance with, or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units , performance-based restricted stock units, and shares under the employee stock purchase plan granted to employees, and the payroll taxes associated with stock-based compensation. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: acquisition-related expense, gain on sale of long-term investment, amortization of software development cost, depreciation expenses, and the related tax effects. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	March 29, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$152,636	$146,440
Short-term investments	14,862	19,985
Accounts receivable, net	52,174	39,666
Inventories	43,958	41,185
Prepaid expenses and other current assets	12,045	13,210
Total current assets	275,675	260,486
Property and equipment, net	14,178	13,158
Operating lease right-of-use assets, net	8,691	9,195
Goodwill	38,544	11,038
Intangible assets, net	19,490	—
Long-term investment	—	12,500
Other non-current assets	3,614	4,171
Total assets	$360,192	$310,548

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,184	$42,826
Deferred revenue	52,187	37,139
Accrued liabilities	89,331	92,372
Total current liabilities	181,702	172,337
Non-current operating lease liabilities	6,230	6,743
Other non-current liabilities	12,858	3,627
Total liabilities	200,790	182,707
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 108,745,373 at March 29, 2026 and 105,030,947 at December 31, 2025	108	105
Additional paid-in capital	527,457	510,759
Accumulated other comprehensive income (loss)	(1)	16
Accumulated deficit	(368,162)	(383,039)
Total stockholders’ equity	159,402	127,841
Total liabilities and stockholders’ equity	$360,192	$310,548

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except percentage and per share data)

	Three Months Ended
	March 29, 2026	December 31, 2025	March 30, 2025
Revenue:
Subscriptions and services	$90,099	$89,390	$68,849
Products	60,283	51,907	50,217
Total revenue	150,382	141,297	119,066
Cost of revenue:
Subscriptions and services	14,682	15,412	12,265
Products	63,032	60,352	54,074
Total cost of revenue	77,714	75,764	66,339
Gross profit	72,668	65,533	52,727
Gross margin	48.3%	46.4%	44.3%
Operating expenses:
Research and development	22,814	20,852	16,165
Sales and marketing	22,654	23,077	20,203
General and administrative	18,207	16,887	17,785
Other operating expense	1,435	—	25
Total operating expenses	65,110	60,816	54,178
Income (loss) from operations	7,558	4,717	(1,451)
Operating margin	5.0%	3.3%	(1.2)%
Other income, net:
Gain on sale of long-term investment	6,423	—	—
Interest income, net	1,241	1,284	1,316
Other income (expense), net	70	102	(198)
Total other income, net	7,734	1,386	1,118
Income (loss) before income taxes	15,292	6,103	(333)
Provision for income taxes	415	339	502
Net income (loss)	$14,877	$5,764	$(835)

Earnings (loss) per share:
Basic	$0.14	$0.05	$(0.01)
Diluted	$0.13	$0.05	$(0.01)
Weighted-average common shares outstanding:
Basic	106,995	105,434	102,217
Diluted	110,488	110,353	102,217

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 29, 2026	March 30, 2025
Cash flows from operating activities:
Net income (loss)	$14,877	$(835)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense, net of amounts capitalized	19,734	17,012
Depreciation and amortization	1,697	829
Gain on sale of long-term investment	(6,423)	—
Allowance for credit losses and non-cash changes to reserves	949	416
Deferred income taxes	241	(155)
Discount accretion on investments and other	(57)	(657)
Changes in assets and liabilities, net of assets acquired:
Accounts receivable, net	(12,490)	11,287
Inventories	(1,828)	5,648
Prepaid expenses and other assets	1,481	354
Accounts payable	(3,622)	(14,983)
Deferred revenue	14,811	15,597
Accrued and other liabilities	(1,507)	(3,594)
Net cash provided by operating activities	27,863	30,919
Cash flows from investing activities:
Purchases of property and equipment, including capitalized software	(2,419)	(2,803)
Purchases of short-term investments	(14,825)	(44,049)
Purchase of long-term investment	—	(12,500)
Acquisition of business	(36,000)	—
Proceeds from maturities of short-term investments	19,988	45,000
Proceeds from sale of long-term investment	18,923	—
Net cash used in investing activities	(14,333)	(14,352)
Cash flows from financing activities:
Proceeds from employee stock plans	—	649
Repurchases of common stock	(7,334)	(15,239)
Net cash used in financing activities	(7,334)	(14,590)
Net increase in cash and cash equivalents	6,196	1,977
Cash and cash equivalents at beginning of period	146,440	82,032
Cash and cash equivalents at end of period	$152,636	$84,009
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$463	$1,164
Stock-based compensation expense capitalized for software development	$305	$601
Stock repurchases included in accounts payable	$1,021	$—

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)
(In thousands, except percentage data)

	Three Months Ended
	March 29, 2026	December 31, 2025	March 30, 2025
GAAP gross profit:
Subscriptions and services	$75,417	$73,978	$56,584
Products	(2,749)	(8,445)	(3,857)
Total GAAP gross profit	72,668	65,533	52,727
GAAP gross margin:
Subscriptions and services	83.7%	82.8%	82.2%
Products	(4.6)%	(16.3)%	(7.7)%
Total GAAP gross margin	48.3%	46.4%	44.3%
Stock-based compensation - Subscriptions and services cost	300	242	361
Stock-based compensation - Products cost	1,074	963	756
Amortization of software development cost	1,256	864	272
Non-GAAP gross profit:
Subscriptions and services	76,973	75,084	57,217
Products	(1,675)	(7,482)	(3,101)
Total Non-GAAP gross profit	$75,298	$67,602	$54,116
Non-GAAP gross margin:
Subscriptions and services	85.4%	84.0%	83.1%
Products	(2.8)%	(14.4)%	(6.2)%
Total Non-GAAP gross margin	50.1%	47.8%	45.5%

GAAP net income (loss)	$14,877	$5,764	$(835)
Stock-based compensation expense	19,734	17,200	17,012
Depreciation and amortization	1,697	1,345	829
Acquisition-related expense	1,329	—	—
Other operating expense	106	—	25
Gain on sale of long-term investment	(6,423)	—	—
Interest income, net	(1,241)	(1,284)	(1,316)
Other (income) expense, net	(70)	(102)	198
Provision for income taxes	415	339	502
Adjusted EBITDA	$30,424	$23,262	$16,415
Adjusted EBITDA margin	20.2%	16.5%	13.8%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED) (CONTINUED)
(In thousands, except percentage and per share data)

	Three Months Ended
	March 29, 2026	December 31, 2025	March 30, 2025

GAAP net income (loss)	$14,877	$5,764	$(835)
Stock-based compensation expense	19,734	17,200	17,012
Gain on sale of long-term investment	(6,423)	—	—
Others	2,776	949	297
Non-GAAP net income	$30,964	$23,913	$16,474

GAAP earnings (loss) per share - basic	$0.14	$0.05	$(0.01)
Stock-based compensation expense	0.18	0.16	0.16
Gain on sale of long-term investment	(0.06)	—	—
Others	0.02	0.01	—
Non-GAAP EPS - diluted	$0.28	$0.22	$0.15

Weighted-average common shares outstanding:
Basic	106,995	105,434	102,217
Diluted	110,488	110,353	108,285

Free cash flow:
Net cash provided by operating activities	$27,863	$19,770	$30,919
Less: purchases of property and equipment, including capitalized software	(2,419)	(1,830)	(2,803)
Free cash flow (1)	$25,444	$17,940	$28,116
Free cash flow margin (1)	16.9%	12.7%	23.6%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(In thousands, except headcount and per share data)

	As of and for the three months ended
	March 29, 2026	December 31, 2025	September 28, 2025	June 29, 2025	March 30, 2025

Cash, cash equivalents and short-term investments	$167,498	$166,425	$165,544	$160,401	$153,106

Accounts receivable, net	$52,174	$39,666	$76,698	$61,450	$46,054
Days sales outstanding	31	26	50	43	34

Inventories	$43,958	$41,185	$44,371	$30,877	$34,559
Inventory turns	5.7	5.9	6.4	7.7	6.3

Weeks of channel inventory:
U.S. retail channel	13.2	10.1	12.5	12.5	12.8
U.S. distribution channel	9.5	3.0	5.5	11.0	12.6
APAC distribution channel	8.6	5.2	3.7	8.2	8.4

Deferred revenue (current and non-current)	$53,426	$38,615	$40,515	$42,544	$43,177

Cumulative registered accounts (1)	13,052	12,141	11,792	11,237	10,930
Cumulative paid accounts (2)	6,005	5,687	5,396	5,115	4,897
Annual recurring revenue (ARR) (3)	$356,921	$330,489	$323,150	$315,655	$276,357

Headcount	369	376	374	382	369
Diluted shares	110,488	110,353	109,638	108,061	108,285
_________________________
(1)    Registered accounts at the end of a particular period are defined as the number of unique registered accounts on our platforms. The number of registered accounts does not directly correspond to the number of users. A single account may be shared by multiple users (which we consider as one account) and a single user may have multiple accounts (which we consider as multiple accounts).

(2)    Paid accounts at the end of a particular period are defined as any account worldwide where a subscription-based or otherwise recurring service fee was collected by Arlo (either directly from a user or from a partner).

(3)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

REVENUE BY GEOGRAPHY
(In thousands, except percentage data)

	Three Months Ended
	March 29, 2026		December 31, 2025		March 30, 2025

Americas	$83,986	55.9%	$103,910	73.5%	$70,097	58.9%
EMEA	60,665	40.3%	31,583	22.4%	42,895	36.0%
APAC	5,731	3.8%	5,804	4.1%	6,074	5.1%
Total	$150,382	100.0%	$141,297	100.0%	$119,066	100.0%